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                                    FORM T-1

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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

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                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2) _______

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                     UNITED STATES TRUST COMPANY OF NEW YORK
               (Exact name of trustee as specified in its charter)

             New York                                 13-3818954
  (Jurisdiction of incorporation                  (I.R.S. employer
   if not a U.S. national bank)                  identification No.)

       114 West 47th Street                          10036-1532
           New York, NY                              (Zip Code)
       (Address of principal
        executive offices)

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                      MEDIQ/PRN Life Support Services, Inc.
               (Exact name of obligor as specified in its charter)

           Delaware                                  95-3692387
  (State or other jurisdiction of                  (I.R.S. employer
  incorporation or organization)                   identification No.)

                         MEDIQ Diagnostic Centers, Inc.
               (Exact name of obligor as specified in its charter)

           Delaware                                   22-2703398
  (State or other jurisdiction of                  (I.R.S. employer
  incorporation or organization)                   identification No.)


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                                       -2-

                        MEDIQ Diagnostic Centers-I, Inc.
               (Exact name of obligor as specified in its charter)

            Delaware                                  22-2721914
   (State or other jurisdiction of                 (I.R.S. employer
    incorporation or organization)                 identification No.)

                          MEDIQ Imaging Services, Inc.
               (Exact name of obligor as specified in its charter)

               Delaware                               22-2888200
   (State or other jurisdiction of                 (I.R.S. employer
    incorporation or organization)                 identification No.)

                         MEDIQ Investment Services, Inc.
               (Exact name of obligor as specified in its charter)

               Delaware                               51-0261761
   (State or other jurisdiction of                 (I.R.S. employer
    incorporation or organization)                 identification No.)

                         MEDIQ Management Services, Inc.
               (Exact name of obligor as specified in its charter)

               Delaware                               22-2744388
   (State or other jurisdiction of                 (I.R.S. employer
    incorporation or organization)                 identification No.)

                        MEDIQ Mobile X-Ray Services, Inc.
               (Exact name of obligor as specified in its charter)

               Delaware                               23-6764081
   (State or other jurisdiction of                 (I.R.S. employer
    incorporation or organization)                 identification No.)

                                MDTC Haddon, Inc.
               (Exact name of obligor as specified in its charter)

               Delaware                               22-2987001
   (State or other jurisdiction of                 (I.R.S. employer
    incorporation or organization)                 identification No.)

                            Value-Med Products, Inc.
               (Exact name of obligor as specified in its charter)

               Delaware                               22-3387171
   (State or other jurisdiction of                 (I.R.S. employer
    incorporation or organization)                 identification No.)

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                                       -3-

                   American Cardiovascular Imaging Labs, Inc.
               (Exact name of obligor as specified in its charter)

             Pennsylvania                             23-2485277
   (State or other jurisdiction of                 (I.R.S. employer
    incorporation or organization)                 identification No.)

                                 One Mediq Plaza
                              Pennsauken, NJ 08110
                    (Address of principal executive offices)

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                     11 % Senior Subordinated Notes due 2008
                       (Title of the indenture securities)


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                                       -4-

                                     GENERAL

1.   General Information

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Federal Reserve Bank of New York (2nd District), New York, New York
             (Board of Governors of the Federal Reserve System)
          Federal Deposit Insurance Corporation, Washington, DC
          New York State Banking Department, Albany, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

2.   Affiliations with the Obligor

     If the obligor is an affiliate of the trustee, describe each such affiliation.

             None

     3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

     MEDIQ/PRN Life Support Services, Inc. currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16.  List of Exhibits

     T-1.1    --    Organization Certificate, as amended, issued by the State
                    of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                    33-97056).

     T-1.2    --    Included in Exhibit T-1.1.

     T-1.3    --    Included in Exhibit T-1.1.


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                                       -5-

16.  List of Exhibits
     (cont'd)

     T-1.4    --    The By-Laws of United States Trust Company of New York, as
                    amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                    33-97056).

     T-1.6    --    The consent of the trustee required by Section 321(b) of the
                    Trust Indenture Act of 1939, as amended by the Trust
                    Indenture Reform Act of 1990.

     T-1.7    --    A copy of the latest report of condition of the trustee
                    pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of July 8, 1998, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

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Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee,
United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 8th day of July, 1998.

UNITED STATES TRUST COMPANY
         OF NEW YORK, Trustee

By:      /s/ John Guiliano
         -----------------
         John Guiliano
         Vice President


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                                                                   Exhibit T-1.6

        The consent of the trustee required by Section 321(b) of the Act.

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036

January 7, 1997

Securities and Exchange Commission
450 5th Street, NW
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,

UNITED STATES TRUST COMPANY
         OF NEW YORK

By:      /s/ Gerard F. Ganey
         -------------------
         Gerard F. Ganey
         Senior Vice President


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                                                                   EXHIBIT T-1.7

                     UNITED STATES TRUST COMPANY OF NEW YORK
                       CONSOLIDATED STATEMENT OF CONDITION
                                 MARCH 31, 1998
                                ($ IN THOUSANDS)


ASSETS
------

Cash and Due from Banks                                 $      303,692

Short-Term Investments                                         325,044

Securities, Available for Sale                                 650,954

Loans                                                        1,717,101
Less:  Allowance for Credit Losses                              16,546
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      Net Loans                                              1,700,555
Premises and Equipment                                          58,868
Other Assets                                                   120,865
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      Total Assets                                          $3,159,978
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LIABILITIES
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Deposits:

   Non-Interest Bearing                                   $    602,769
   Interest Bearing                                          1,955,571
                                                            ----------
      Total Deposits                                         2,558,340

Short-Term Credit Facilities                                   293,185
Accounts Payable and Accrued Liabilities                       136,396
                                                            ----------
      Total Liabilities                                     $2,987,921
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STOCKHOLDER'S EQUITY
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Common Stock                                                    14,995
Capital Surplus                                                 49,541
Retained Earnings                                              105,214
Unrealized Gains on Securities
     Available for Sale (Net of Taxes)                           2,307
                                                            ----------

Total Stockholder's Equity                                     172,057
                                                            ----------
    Total Liabilities and

     Stockholder's Equity                                   $3,159,978
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


I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

/s/ Richard E. Brinkmann, SVP & Controller

May 6, 1998